INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of International Game Technology on Form S-8 of our report dated November 7, 1996, appearing in the Annual
Report on Form 10-K of International Game Technology for the year ended September 30, 1996.

/s/  Deloitte & Touche LLP
Reno, Nevada
April 14, 1997